Exhibit 99.1

FIRST PACTRUST BANCORP, INC. ANNOUNCES
3rd QUARTER 2012 RESULTS

IRVINE, CA, November 8, 2012 – First PacTrust Bancorp (NASDAQ: BANC) (“First PacTrust” or the “Company”), the holding company for Pacific Trust Bank and Beach Business Bank, today announced results for the quarter and the nine months ended September 30, 2012.  For the quarter, the Company reported net income of $9.5 million and net income available to common shareholders of $9.2 million, or $0.79 per share.  For the nine months ended September 30, 2012, the Company reported net income of $9.2 million and net income available to common shareholders of $8.1 million, or $0.70 per share.

During the third quarter, the Company completed its acquisitions of Beach Business Bank and Gateway Business Bank. Transaction-related costs and severance payments related to executive management departures during the period resulted in approximately $4.2 million in expense recognized during the third quarter of 2012. The Company recognized a preliminary bargain purchase gain of $12.1 million related to the Gateway Business Bank acquisition and recorded goodwill of $7.1 million related to the Beach Business Bank acquisition during the third quarter of 2012. In conjunction with these acquisitions, the Company also recorded other intangible assets carried at $5.8 million at September 30, 2012, after third quarter 2012 amortization of $0.3 million. These other intangible assets included core deposit intangibles of $4.5 million for Beach and $0.7 million for Gateway and trade name intangibles of $1.0 million.

Steven Sugarman, Chief Executive Officer, commented: “We are pleased to have closed the acquisitions of Beach Business Bank and Gateway Business Bank. This quarter demonstrates First PacTrust’s increased core earnings power as it passes $1.6 billion in assets. We seek to further enhance core earnings by closing on the acquisition of The Private Bank of California, targeted to occur in the second quarter of 2013, and by completing the integration of our current two banking subsidiaries into a single, fully integrated commercial bank.”

The Company’s total assets increased by $555 million from $1.1 billion at June 30, 2012 to finish the third quarter of 2012 at $1.7 billion. The Company’s net interest margin for the third quarter of 2012 was 4.02% and its cost of interest-bearing deposits was 0.53%. Non-interest income for the quarter climbed to $19.5 million including the bargain purchase gain. Growth in non-interest income was enhanced by the acquisition of Mission Hills Mortgage Bankers on August 18, 2012, as a part of the Gateway acquisition.  Mission Hills Mortgage originated approximately $110 million in single-family residential loans per month during the third quarter.

After consolidation of the net deferred tax assets of Beach Business Bank and Gateway Business Bank, the Company has recorded a net deferred tax asset of $7.4 million, net of a valuation allowance of $7.0 million as of September 30, 2012. The Company will continue to evaluate this valuation allowance each quarter.

During the third quarter of 2012, the Company announced the planned acquisition of The Private Bank of California, a $600 million (assets) bank headquartered in Century City, CA. During the third quarter of 2012, the Company also reported a quarterly dividend of $0.12 per common share, paid on October 1, 2012.

The Company plans to discuss its third quarter earnings, among other items, at its Investor Day on November 9, 2012, from 9:00 a.m. to 1:00 p.m., Pacific Time. All interested parties are welcome to attend the event at the Riviera Country Club in Los Angeles, CA or via live audio at www.firstpactrust.com or conference call at 866-503-8728, event code 68806439.

Excerpts from the Investor Day Presentation relating to third quarter earnings are available on the www.firstpactrust.com website.

About First PacTrust Bancorp
Based in Irvine, CA, First PacTrust Bancorp, Inc. is the $1.6-billion multi-bank holding company of Pacific Trust Bank and Beach Business Bank, which together operate 19 banking offices in Los Angeles, Orange, San Diego and Riverside counties, and 23 loan production offices in California, Arizona, Oregon and Washington. PacTrust Bank gives customers convenient account access choices through 30,000 surcharge-free ATM locations nationwide, as well as mobile, online and telephone banking. PacTrust Bank and Beach Business Bank provide a full range of deposit and loan services tailored to meet the needs of small-to-mid-sized businesses, professionals and individuals.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by First PacTrust with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Source: First PacTrust Bancorp, Inc.

Investor Relations Inquiries:
First PacTrust Bancorp, Inc.
Richard Herrin, 949-236-5300

Media Inquiries:
Sitrick And Company
Thomas S. Mulligan, 212-573-6100

First PacTrust Bancorp, Inc.
Consolidated Statements of Financial Condition
(In thousands of dollars except share and per share data)
(Unaudited)
ASSETS	September 30, 2012	December 31, 2011

Cash and due from banks	$8,867	$6,755
Interest-bearing deposits	104,638	37,720
Federal funds sold	8,555	—
Total cash and cash equivalents	122,060	44,475
Time deposits in financial institutions	5,621	—
Securities available for sale	122,271	101,616
Federal Home Loan Bank and Other Bank stock, at cost	8,842	6,972
Loans receivable, net of allowance of $12,379 at September 30, 2012 and $12,780 at December 31, 2011	1,202,995	775,609
Loans held for sale	110,291	—
Servicing rights, net	2,170	—
Accrued interest receivable	5,312	3,569
Other real estate owned (OREO), net	8,704	14,692
Premises and equipment, net	15,492	10,585
Bank owned life insurance investment	18,649	18,451
Prepaid FDIC assessment	1,622	2,405
Deferred income tax	7,441	7,643
Goodwill	7,039	—
Other intangible assets, net	5,841	—
Other assets	25,382	13,024
Total assets	$1,669,732	$999,041

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$88,616	$20,039
Interest-bearing demand	183,516	68,578
Money market accounts	253,557	188,658
Savings accounts	162,979	39,176
Certificates of deposit	639,553	469,883
Total deposits	1,328,221	786,334
Advances from Federal Home Loan Bank	86,000	20,000
Notes payable, net	34,018	—
Reserve for loss reimbursements on sold loans	2,665	—
Accrued expenses and other liabilities	27,089	8,212
Total liabilities	1,477,993	814,546
Commitments and contingent liabilities	—	—
SHAREHOLDERS’ EQUITY
Preferred stock, $.01 par value per share, $1,000 per share liquidation preference for a total of $32,000; 50,000,000 shares authorized, 32,000 shares issued and outstanding at September 30, 2012 and December 31, 2011	31,925	31,934
Common stock, $.01 par value per share, 196,863,844 shares authorized; 0 shares issued and 0 shares outstanding at September 30, 2012; 11,756,636 shares issued and 10,581,704 shares outstanding at December 31, 2011	119	117
Class B non-voting non-convertible Common stock, $.01 par value per share, 3,136,156 shares authorized; 0 shares issued and outstanding at September 30, 2012 and 1,054,991 shares issued and outstanding at December 31, 2011	11	11
Additional paid-in capital	153,467	150,786
Retained earnings	31,477	27,623
Treasury stock, at cost (September 30, 2012-0 shares, December 31, 2011-1,174,932 shares)	(25,638)	(25,037)
Accumulated other comprehensive income/(loss), net	378	(939)
Total shareholders’ equity	191,739	184,495
Total liabilities and shareholders’ equity	$1,669,732	$999,041

First PacTrust Bancorp, Inc.
Consolidated Statements of Income and Comprehensive Income/(Loss)
(In thousands of dollars except share and per share data)
(Unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Interest and dividend income
Loans, including fees	$15,928	$7,757	$35,060	$22,936
Securities	708	1,017	2,139	3,263
Dividends and other interest-earning assets	86	49	226	155
Federal funds sold	—	—	—	—
Total interest and dividend income	16,722	8,823	37,425	26,354
Interest expense
Savings	211	95	233	283
NOW	102	18	162	50
Money market	166	62	557	189
Certificates of deposit	1,099	1,072	3,333	3,225
Federal Home Loan Bank advances	74	92	266	960
Capital leases	2	—	4	—
Notes payable	660	—	1,155	—
Total interest expense	2,314	1,339	5,710	4,707
Net interest income	14,408	7,484	31,715	21,647
Provision for loan and lease losses	1,031	823	2,001	1,274
Net interest income after provision for loan and lease losses	13,377	6,661	29,714	20,373
Noninterest income
Customer service fees	543	396	1,282	1,107
Mortgage loan prepayment penalties	46	54	62	80
Loan servicing income	146	—	146	—
Income from bank owned life insurance	69	77	198	221
Net gain/(loss) on sales of securities available for sale	(12)	1,450	(83)	2,887
Net gains on mortgage banking activities	5,546	—	5,546	—
Net gain on sales of loans	59	—	204	—
Bargain purchase gain	12,055	—	12,055	—
Other	1,060	35	1,244	119
Total noninterest income	19,512	2,012	20,654	4,414
Noninterest expense
Salaries and employee benefits	13,613	3,251	23,657	9,488
Occupancy and equipment	2,473	730	4,793	1,926
Advertising	395	71	848	182
Professional fees	3,788	667	5,318	1,416
Stationery paper, supplies, and postage	286	105	582	336
Data processing	1,037	356	1,946	972
ATM costs	93	81	277	223
FDIC assessments	291	222	971	997
Provision for loss reimbursements on sold loans	172	—	172	—
Loan servicing and foreclosure expense	83	327	788	783
Operating loss on equity investment	76	79	229	235
OREO valuation allowance	36	1,329	205	1,887
Net (gain)/loss on sales of other real estate owned	42	105	(466)	924
Amortization of intangible assets	329	—	329	—
Other general and administrative	1,742	338	2,968	1,107
Total noninterest expense	24,456	7,661	42,617	20,476
Income before income taxes	8,433	1,012	7,751	4,311
Income tax expense/(benefit)	(1,110)	368	(1,430)	1,425
Net income	$9,543	$644	$9,181	$2,886
Preferred stock dividends	328	138	1,042	138
Net income available to common shareholders	$9,215	$506	$8,139	$2,748
Basic earnings per common share	$0.79	$0.04	$0.70	$0.27
Diluted earnings per common share	$0.79	$0.04	$0.70	$0.27
Other comprehensive income, before tax:
Change in net unrealized gains on securities:
Net unrealized holding gains arising during the period	817	(932)	2,155	(2,408)
Less: reclassification adjustment for (gains)/losses included in net income	12	(1,450)	83	(2,887)
Net unrealized gains, net of reclassification adjustments	829	(2,382)	2,238	(5,295)
Income tax expense/(benefit) related to items of other comprehensive income	341	(978)	921	(2,179)
Total other comprehensive income/(loss), net of tax	488	(1,404)	1,317	(3,116)
Comprehensive income/(loss)	$10,031	$(760)	$10,498	$(230)

FIRST PACTRUST BANCORP, INC.
SELECTED QUARTERLY FINANCIAL DATA
(Amounts in thousands, except share and per share data)

	September	June	March	December	September	June
	2012	2012	2012	2011	2011	2011
Balance sheet data, at quarter end:
Total assets	$1,669,732	$1,115,120	$1,083,082	$999,041	$928,977	$882,266
Total gross loans	1,215,374	839,931	838,409	787,280	703,454	678,777
Allowance for loan losses	(12,379)	(11,448)	(11,173)	(12,780)	(8,993)	(8,431)
Securities available for sale	122,271	117,008	101,452	101,616	64,926	74,613
Noninterest-bearing deposits	88,616	26,594	24,961	20,039	20,934	21,702
Total deposits	1,328,221	852,331	853,843	786,334	711,609	685,934
FHLB advances and other borrowings	120,018	66,883	35,000	20,000	20,000	30,000
Total shareholders’ equity	191,739	182,295	184,002	184,495	191,488	160,475
Balance sheet data, quarterly averages:
Total assets	$1,533,497	$1,108,120	$1,048,033	$964,321	$904,738	$851,038
Total loans	1,185,277	829,592	806,648	708,598	679,199	665,516
Securities available for sale	136,307	107,910	105,254	92,231	90,454	74,585
Total interest earning assets	1,432,443	1,030,259	973,400	887,799	829,000	786,960
Total deposits	1,207,610	857,856	814,115	743,610	702,780	660,645
Advances from FHLB and other borrowings	99,002	60,163	37,802	20,000	20,326	48,737
Total shareholders’ equity	205,336	182,260	186,041	191,824	173,495	137,149
Statement of operations data, for the three months ended:
Interest income	$16,722	$10,378	$10,325	$8,823	$8,823	$8,582
Interest expense	2,314	1,947	1,449	1,330	1,339	1,574

Net interest income	14,408	8,431	8,876	7,493	7,484	7,008
Provision for loan losses	1,031	279	691	4,114	823	451
Net interest income after provision for loan losses	13,377	8,152	8,185	3,379	6,661	6,557
Noninterest income	19,512	639	503	499	2,012	1,635
Noninterest expense	24,456	9,943	8,218	11,213	7,661	5,999

Income/(loss) before income taxes	8,433	(1,152)	470	(7,335)	1,012	2,193
Income tax expense/(benefit)	(1,110)	(413)	93	(1,721)	368	644
Preferred stock dividends and discount accretion	328	314	400	396	138	—

Net income/(loss) available to common stockholders	$9,215	$(1,053)	$(23)	$(6,010)	$506	$1,549
Profitability and other ratios:
Return on avg. assets (1)	2.49%	(0.27%)	0.14%	(2.33%)	0.28%	0.73%
Return on avg. equity (1)	18.59	(1.61)	0.81	(11.71)	1.48	4.52
Net interest margin (1)	4.02	3.27	3.65	3.38	3.61	3.56
Noninterest income to total revenue (2)	57.52	5.88	5.36	6.24	21.19	18.92
Noninterest income to avg. assets (1)	5.09	0.19	0.19	0.21	0.89	0.77
Noninterest exp. to avg. assets (1)	6.38	3.59	3.14	4.65	3.39	2.82
Efficiency ratio (3)	72.08	111.01	87.62	140.30	80.68	69.41
Avg. loans to average deposits	98.15	96.71	98.08	95.29	96.64	100.74
Securities available for sale to total assets	7.32	10.49	9.37	10.17	6.99	8.46
Average interest-earning assets to average interest-bearing liabilities	110.21%	112.72%	114.26%	116.26%	114.64%	110.94%
Asset quality information and ratios:
Nonaccrual Loans	$16,181	$16,878	$18,343	$19,254	$0.00	$0.00
90+ delinquent loans and OREO (4):
90+ delinquent loans (5)	1,479	1,985	2,557	7,790	9,151	14,518
Other real estate owned (OREO)	8,704	9,239	12,843	14,692	20,551	15,019

Totals	$10,183	$11,224	$15,400	$22,482	$29,702	$29,537
Net loan charge-offs	$226.00	$0.00	$2,298.00	$327.00	$261.00	$3,925.00
Allowance for loan losses to nonaccrual loans, net	84.41%	74.80%	65.24%	78.43%	82.38%	38.21%
Allowance for loan losses to total loans	1.02	1.36	1.33	1.62	1.28	1.24
90+ delinquent loans and OREO to total loans and OREO	0.83	1.42	1.81	2.80	4.10	4.26
90+ delinquent loans and OREO to total assets	0.61%	1.07%	1.42%	2.25%	3.20%	3.35%
(1) Ratios are presented on an annualized basis
(2) Total revenue is equal to the sum of net interest income before provision and noninterest expense
(3) Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income before provision for loan losses and noninterest income